EXHIBIT 21
SUBSIDIARIES OF CINEMARK, INC.
USA
CNMK Holding, Inc.
Cinemark USA, Inc.
Cinemark, L.L.C.
Sunnymead Cinema Corp.
Cinemark Properties, Inc.
Cinemark Investments Corporation
Multiplex Properties, Inc.
Multiplex Services, Inc.
Trans Texas Cinema, Inc.
Brainerd Cinema, Ltd.
Cinemark International, L.L.C.
Cinemark Mexico (USA), Inc.
Cinemark Leasing Company (f/k/a Tinseltown Equities, Inc.)
Cinemark Partners I, Inc.
Cinemark Partners II, Ltd.
Laredo Theatre, Ltd.
Cinema Properties, Inc.
Greeley Holdings, Inc. (f/k/a Cinemark Paradiso, Inc.)
Greeley, Ltd.
CNMK Brasil Investments, Inc.
CNMK Texas Properties, Ltd.
CNMK Investments, Inc.
CNMK Delaware Investments I, L.L.C.
CNMK Delaware Investments II, L.L.C.
CNMK Delaware Investment Properties L.P.
Cinemark Media, Inc.
Brasil Holdings, L.L.C.
MEXICO
Cinemark de Mexico, S.A. de C.V.
Servicios Cinemark, S.A. de C.V.
Cinemark del Norte, S.A. de C.V.
Cinemark Holdings Mexico S. de R.L. de C.V.
CHILE
Cinemark Chile S.A.
Inversiones Cinemark S.A.
Worldwide Invest, Inc.
BRASIL
Cinemark Brasil S.A.
CANADA
Cinemark Theatres Canada, Inc.
Cinemark Holdings Canada, Inc.
Canada Theatre Holdings, Inc.
ECUADOR
Cinemark del Ecuador S.A.

EXHIBIT 21
SUBSIDIARIES OF CINEMARK, INC.
PERU
Cinemark del Peru S.R.L.
ARGENTINA
Cinemark Argentina, S.R.L.
Prodecine S.R.L.
Bulnes 2215, S.R.L.
CENTRAL AMERICA
Cinemark Panama, S.A.
Cinemark Equity Holdings Corporation (BVI)
Cinemark Nicaragua y Cia, Ltda.
Cinemark Honduras S. de R.L.
Cinemark Costa Rica S.R.L.
Cinemark El Salvador Ltda. de C.V.
COLOMBIA
Cinemark Colombia S.A.
SPAIN
Cinemark Holdings Spain, S.L.
GERMANY
Cinemark Germany GmbH